                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, dated June 22, 1998, No. 333-57421) pertaining to the Fidelity National Corporation Tax Deferred 401(k) Savings Plan of our report dated June 26, 2000 with respect to the financial statements and supplemental schedules of Fidelity National Corporation Tax Deferred 401(k) Savings Plan incorporated by reference in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                       /s/ Ernst & Young LLP

June 26, 2000
Atlanta, Georgia